UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2026

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by Zoned Properties, Inc. (the “Company”) on January 20, 2026 (the “Initial Report”), on January 15, 2026, the Company entered into (i) a Material Event and Amendment Agreement (the “McLaren Material Event Agreement”) with Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer (the “McLaren Material Event Agreement”), (ii) a Material Event Agreement (the “Blackwell Material Event Agreement”) with Berekk Blackwell, and (iii) a Material Event Agreement (the “Moroney Material Event Agreement” and collectively with the McLaren Material Event Agreement and the Blackwell Material Event Agreement, the “Material Event Agreements”). The closing of the Asset Sale described in Item 2.01 below constitutes a “Material Event” under each of the Material Event Agreements. In accordance with the terms of the Material Event Agreements, on October 30, 2026, the Company entered into a severance agreement with each of Mr. McLaren, Mr. Blackwell and Mr. Moroney (each, a “Severance Agreement” and collectively, the “Severance Agreements”), the forms of which were included as exhibits to the McLaren Material Event Agreement, the Blackwell Material Event Agreement and the Moroney Material Event Agreement, respectively.

The material terms of the Severance Agreements are described in Item 5.02 below and are incorporated into this Item 1.01 by reference.

The foregoing description does not purport to be complete and is qualified in its entirety by the McLaren Material Event Agreement, filed as Exhibit 10.2 to the Initial Report; the Blackwell Material Event Agreement, filed as Exhibit 10.3 to the Initial Report; the Moroney Material Event Agreement, filed as Exhibit 10.4 to the Initial Report; and Mr. McLaren’s, Mr. Blackwell’s and Mr. Moroney’s executed Severance Agreements, filed as Exhibits 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Pursuant to the terms of the A&R APA (as hereinafter defined), at the closing of the Asset Sale (as hereinafter defined), on October 30, 2026, the Company entered into a redemption agreement with each of Gregory Johnston (the “Johnston Redemption Agreement”) and McLaren Family LLLP (the “McLaren Family LLLP Redemption Agreement” and together with the Johnston Redemption Agreement, the “Redemption Agreements”), each of whom owns 1,000,000 shares of the Company’s preferred stock, and who together own 100% of the outstanding shares of the Company’s preferred stock. Each share of the Company’s preferred stock has a liquidation preference of $1.00 per share and 50 votes per share. Dr. Alex McLaren, who is Mr. McLaren’s father, is the general partner of McLaren Family LLLP. Pursuant to the terms of each of the Redemption Agreements, the Company agreed to redeem all shares held by Mr. Johnston and McLaren Family LLLP, respectively, in exchange for a $1,000,000 cash payment to the respective preferred stock owner. Following the redemption, the 2,000,000 redeemed shares of preferred stock were returned to the status of authorized and unissued shares of preferred stock.

The foregoing description does not purport to be complete and is qualified in its entirety by the Johnston Redemption Agreement and the McLaren Family LLLP Redemption Agreement, filed as Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 30, 2026, the Company completed the previously announced sale of the Company’s business and substantially all of its assets (the “Asset Sale”) to BPB Partners, LLC (the “Buyer”) pursuant to the Amended and Restated Asset Purchase Agreement, dated September 30, 2026 (the “A&R APA”), by and among the Company, Zoned Arizona Properties, LLC (“Zoned Arizona”), ZP RE AZ Dysart, LLC (“Dysart”), ZP RE Holdings, LLC (“RE Holdings” and collectively with Zoned Arizona, Dysart, and the Company, the “Seller Parties”) and the Buyer. The A&R APA amended and restated in its entirety the Asset Purchase Agreement, dated January 15, 2026, by and among the same parties (the “Original APA”), which was described in the Initial Report. The A&R APA was described in the Company’s Current Report on Form 8-K filed on October 1, 2026 (the “A&R APA Report”).

The assets sold to the Buyer in the Asset Sale included, among other things: (a) the Company’s 100% membership interests in RE Holdings; Zoned Arizona; Dysart; ZP RE IL Ashland, LLC; ZP Data Platform 1, LLC; ZP Data Platform 2, LLC; Zoned Advisory Services, LLC; Zoned Properties Brokerage, LLC; ZP Brokerage FL, LLC; and Chino Valley Properties, LLC (“Chino Valley LLC”); and (b) the Company’s 5% membership interest in ZP Ohio B, LLC. Through those subsidiaries, the assets sold include substantially all of the Company’s real property and operating assets, including the properties located at 410 S. Madison Drive, Tempe, Arizona; 13150 W. Bell Road, Surprise, Arizona; and 3455 S. Ashland Avenue, Chicago, Illinois. Following the Asset Sale, the Company retained its 100% ownership interest in ZP RE AZ Dunlap, LLC, which is a party to an active purchase and sale agreement with an escrow in place. As previously reported, on September 2, 2026, the Company completed the sale of the property located at 2144-2148 N. Road 1 East, Chino Valley, Arizona (the “Chino Property”), through its subsidiary Chino Valley LLC, for a purchase price of $7,200,000, reduced from $8,000,000 as described in the Company’s Current Report on Form 8-K filed on August 18, 2026. The Chino Property was not part of the assets sold in the Asset Sale.

The purchase price under the A&R APA was $7,800,000, reduced by the indebtedness that the Buyer elected, in its sole discretion, to assume. The purchase price was increased from the $7,000,000 stated in the Original APA by $800,000 to offset an $800,000 reduction in the sale price of the Chino Property, so that the net consideration to the Company’s stockholders would remain the same. At closing, the Buyer assumed approximately $7,941,163 of indebtedness, and the Company paid approximately $37,781 of transaction expenses. The Company paid into escrow net cash of approximately $475,000 at closing.

The Buyer is owned by Mr. McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Mr. Blackwell, the Company’s President and Chief Operating Officer; and Mr. Moroney, a non-officer employee of the Company. The Asset Sale is therefore a related-party transaction. The Original APA, the A&R APA and the Asset Sale were reviewed, negotiated, and approved by a Special Transactions Committee of the Company’s Board of Directors (the “Board”), consisting solely of the Company’s three independent directors. On September 11, 2026, at a virtual special meeting (as reported in the Company’s Current Report on Form 8-K filed on September 15, 2026), the Company’s stockholders approved the Asset Sale and adopted the Original APA by (i) holders of a majority of the voting power of the Company, as required by Nevada law, and (ii) holders of a majority of the voting power of the Company, excluding shares held by any person who owns, controls or has an interest in the Buyer. On June 9, 2026, Marshall & Stevens Transaction Advisory Services LLC delivered to the Special Transactions Committee its opinion that the purchase price is fair, from a financial point of view, to the Company and to its stockholders other than Messrs. McLaren, Blackwell, and Moroney. Other than as described in this Current Report, there is no material relationship between the Company or its affiliates and the Buyer, other than in respect of the A&R APA and the related agreements.

The foregoing description of the Asset Sale and the A&R APA does not purport to be complete and is qualified in its entirety by reference to the A&R APA, a copy of which was filed as Exhibit 2.1 to the A&R APA Report and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Disclosure in Item 1.01 hereof regarding the Redemption Agreements is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Asset Sale on October 30, 2026, Mr. McLaren resigned as the Company’s Chief Executive Officer and Chief Financial Officer. Immediately thereafter, the Company entered into an Independent Contractor Agreement (the “Independent Contractor Agreement”), dated as of October 30, 2026, by and between the Company and Mr. McLaren, pursuant to which Mr. McLaren agreed to provide the Company with general business advice and guidance and to serve as the Company’s Chief Executive Officer, Chief Financial Officer and President, on a non-exclusive basis as an independent contractor, on a month-to-month basis until terminated in accordance with its terms. In exchange for Mr. McLaren’s services, the Company agreed to pay Mr. McLaren $25,000 per month. Mr. McLaren continued to serve as the Company’s Chairman of the Board following the closing of the Asset Sale.

Immediately after the Company and Mr. McLaren entered into the Independent Contractor Agreement, Mr. Blackwell resigned as the Company’s President and Chief Operating Officer and as a member of the Company’s Board. Mr. Moroney’s engagement with the Company ended on the same date. Their resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Accordingly, after the closing of the Asset Sale, the Company’s directors and executive officers were as follows:

Directors:

Bryan McLaren – Chairman of the Board

Art Friedman – Independent Director

David G. Honaman – Independent Director

Cole Stevens – Independent Director

Executive Officers:

Bryan McLaren – Chief Executive Officer & Chief Financial Officer

As described in the Initial Report and in the Company’s Current Report on Form 8-K filed on January 28, 2026 (the “January 28 Report”), the Company’s agreements with its executive officers provide for cash payments, and for the end of forfeiture and clawback restrictions on previously issued restricted stock, upon a “Material Event” or change of control, which includes the Asset Sale. As a result, following closing of the Asset Sale, the forfeiture and clawback restrictions on restricted shares previously issued to Messrs. McLaren and Blackwell ended, and the Company issued shares of common stock to Mr. McLaren and Mr. Blackwell, and made cash payments to Mr. McLaren and Mr. Blackwell, as follows:

Executive	No. of Shares of Common Stock	Cash (1)	Cash (2)
Bryan McLaren	250,000	$275,000	$36,750
Berekk Blackwell	150,000	$210,000	$22,050

(1)	Represents a cash payment equal to one year of the executive’s base salary.
(2)	Represents a cash payment equal to 35% of the fair market value of the shares of common stock received by the executive.

Mr. McLaren’s payments arise under his Golden Parachute Agreement dated May 23, 2018, as amended by the Material Event and Amendment Agreement, and his Severance Agreement, as described in Item 1.01 above. Mr. Blackwell’s payments arise under the Blackwell Material Event Agreement and his Severance Agreement, described in Item 1.01 above. The Special Transactions Committee approved the payments, and the Company’s stockholders approved the related compensation on an advisory basis on September 11, 2026.

The Board did not initially contemplate providing any additional consideration for the services of the Special Committee members in connection with the Asset Sale. However, negotiating and closing the Asset Sale required substantially more time, effort and active engagement by the Special Committee than initially anticipated. In addition, the Board anticipates that the independent directors serving on the Special Committee will continue to expend significant time and effort in connection with the subsequent winding down of the Company’s remaining operations, as well as the evaluation, negotiation, and closing of a potential strategic transaction, merger, or business combination with a third party. Accordingly, on October 30, 2026, the Board and the Special Committee approved cash payments, payable at the closing of the Asset Sale, to the independent directors as follows:

Independent Director	Cash
Cole Stevens	$70,000
Art Friedman	$15,000
David G. Honaman	$15,000

The descriptions in this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to Mr. McLaren’s and Mr. Blackwell’s Severance Agreements, filed as Exhibits 10.4 and 10.5, respectively, to this Current Report.

Item 8.01. Other Events

On October 30, 2026, the Company redeemed 2,000,000 shares of its preferred stock, representing 100% of the outstanding shares of the Company’s preferred stock, pursuant to the terms of the Redemption Agreements, as described in Item 1.01 hereof, in exchange for an aggregate cash payment of $2,000,000. Following the redemption, the 2,000,000 redeemed shares of preferred stock were returned to the status of authorized and unissued shares of preferred stock.

As a result of the closing of the Asset Sale, the Company has divested 100% of its cannabis-related operations and assets, as contemplated by the A&R APA. As previously disclosed, the Company expects to (i) pay its remaining indebtedness and settle its remaining accounts and agreements; (ii) distribute the net available cash to its stockholders as a return of capital through a special dividend; and (iii) subsequently complete a reverse merger or other transaction involving the public company. As of the date of this report, the Board has not declared a special dividend, and the amount and timing of any distribution have not been determined. The Company cannot assure that it will pay a special dividend in any amount or that it will complete a reverse merger or any other transaction.

The Company does not expect that it will be a “shell company,” as defined in Rule 12b-2 under the Exchange Act, following the Asset Sale. Additionally, the Company expects its common stock to remain quoted on the OTCQB.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements about the Company’s wind-down, the payment of any special dividend, the redemption of its preferred stock and a possible reverse merger or other transaction. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the amount of the Company’s remaining liabilities and wind-down costs, the availability of cash for distribution under Nevada law, the Board’s discretion over any distribution, and the Company’s ability to identify and complete a future transaction. The Company undertakes no obligation to update these statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Asset Sale, as of June 30, 2026 and for the six months ended June 30, 2026 and the year ended December 31, 2025, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1*	Amended and Restated Asset Purchase Agreement, dated September 30, 2026, by and among the registrant, Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC, ZP RE Holdings, LLC, and BPB Partners, LLC (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed October 1, 2026).
10.1	Material Event and Amendment Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Bryan McLaren (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed January 20, 2026).
10.2	Material Event Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Berekk Blackwell (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed January 20, 2026).
10.3	Material Event Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Patrick Moroney (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed January 20, 2026).
10.4	Severance Agreement between the registrant and Bryan McLaren, dated October 30, 2026.
10.5	Severance Agreement between the registrant and Berekk Blackwell, dated October 30, 2026.
10.6	Severance Agreement between the registrant and Patrick Moroney, dated October 30, 2026.
10.7	Redemption Agreement between the registrant and Gregory Johnston, dated October 30, 2026.
10.8	Redemption Agreement between the registrant and McLaren Family LLLP, dated October 30, 2026.
99.1	Unaudited pro forma condensed consolidated financial information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: October 30, 2026	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer